EXHIBIT 10

THIRD AMENDMENT TO CREDIT AGREEMENT

Dated as of April 30, 2018
This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”; capitalized terms used herein without definition having the meanings provided in Section 1 hereof) is between BRINKER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), BRINKER RESTAURANT CORPORATION, a Virginia corporation (“Brinker Restaurant’), BRINKER FLORIDA, INC., a Virginia corporation (“Brinker Florida”), BRINKER TEXAS, INC., a Virginia corporation (“Brinker Texas”), as Guarantors, the Existing Banks party hereto and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Banks (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the Guarantors, the Banks party thereto (the “Existing Banks”) and Bank of America, N.A., as administrative agent, entered into that certain Credit Agreement dated as of March 12, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Banks agree to amend the Existing Credit Agreement as specifically set forth herein, and the Administrative Agent and the Banks party to this Amendment (the “Consenting Banks”) are, on the terms and conditions contained in this Amendment, willing to grant such request and to amend the Existing Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions and other Interpretive Provisions.

(a)
Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Brinker Florida” is defined in the preamble.
“Brinker Texas” is defined in the preamble.
“Consenting Banks” is defined in the recitals.
“Credit Agreement” means the Existing Credit Agreement, as amended by this Amendment as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
“Existing Banks” is defined in the recitals.
“Existing Credit Agreement” is defined in the recitals.

“Third Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of this Amendment as specified in Section 3 herein have been satisfied.

(b)
Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

(c)	Other Interpretive Provisions. The rules of construction in Sections 1.02 through 1.05 of the Credit Agreement shall be equally applicable to this Amendment.

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Section 2.    Amendments.

(a)	Section 1.01 of the Existing Credit Agreement. Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include “plan assets,” as defined by Section 3(42) of ERISA, of any such “employee benefit plan” or “plan”.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that either (a) at the time it enters into a Cash Management Agreement, is the Administrative Agent, an Affiliate of the Administrative Agent, a Bank or an Affiliate of a Bank or (b) is a party to a Cash Management Agreement at the time it (or its applicable Affiliate) becomes a Bank (either on the Third Amendment Effective Date, prior to, or thereafter as an Eligible Assignee), or (c) prior to the time such Person became a Bank, an Affiliate of a Bank, Administrative Agent or an Affiliate thereof, such Person entered into a Cash Management Agreement that was in effect on the Effective Date, in each case in its capacity as a party to such Cash Management Agreement.
“Collateral” means

(a)	all accounts (as defined in the UCC);

(b)	all inventory (as defined in the UCC) and all restaurant supplies;

(c)
all books and records relating to any of the foregoing (including, to the extent relating to the foregoing, customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(d)
all proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies, to the extent related to a loss related to the foregoing.

In no event shall “Collateral” include any of the Principal Properties.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Collateral Documents” means, collectively, the Security Agreement, each of the collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.10, and each of the other agreements, instruments or documents, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Loan Party that, now or hereafter, creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any the Administrative Agent or a Bank for the benefit of the Administrative Agent, the Banks and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranteed Obligations of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranteed

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Obligations thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranteed Obligations of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranteed Obligations or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Hedge Bank” means any Person that either (a) at the time it enters into a Swap Contract required or permitted under Article VI or VII, is the Administrative Agent, an Affiliate of the Administrative Agent, a Bank or an Affiliate of a Bank, (b) is a party to a Swap Contract required or permitted under Article VI or VII at the time it (or its applicable Affiliate) becomes a Bank (either on the Third Amendment Effective Date, prior to, or thereafter as an Eligible Assignee), or (c) prior to the time such Person became a Bank, an Affiliate of a Bank, Administrative Agent or an Affiliate thereof, such Person entered into a Swap Contract that was in effect on the Effective Date, in each case in its capacity as a party to such Swap Contract.
“Intellectual Property” means, collectively, all intellectual property of a Person, including, without limitation, (a) inventions, designs, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade secrets, confidential or proprietary information, customer list, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.
“LOC Bank” means any Person that has issued (or issues) a performance or financial letter of credit for the account of any Loan Party or any Subsidiary of a Loan Party. For the avoidance of doubt (i) at any point that a Bank ceases to be a Bank then such Person (and any Affiliate of such Person) shall cease to be a LOC Bank and (ii) at such time the issuer of any performance or financial letter of credit for the account of the Borrower and/or any (or one or more) Subsidiary of the Borrower becomes a Bank (or becomes an Affiliate of a Bank) such Person shall automatically become a LOC Bank until such time that such Person (or Affiliate of such Person) ceases to be a Bank.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Credit Document or otherwise with respect to any Advance, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Bilateral Letter of Credit whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“Principal Property” means all restaurant or related equipment and real property, in each case which is owned by the Borrower or a Subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Property Holding Company” means any Subsidiary of the Borrower designated as such by the Borrower in a writing delivered to the Administrative Agent, which writing shall include a

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certification that the principal business of such Subsidiary consists of owning, leasing, dealing in or developing real property.
“Secured Bilateral Letter of Credit” means any performance or financial letter of credit that is issued by a LOC Bank for the account of any Loan Party or any Subsidiary of a Loan Party; provided that the aggregate amount of all such Secured Bilateral Letters of Credit shall not exceed $35,000,000.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary of a Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party or any Subsidiary of a Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Banks, the Hedge Banks, the Cash Management Banks, the LOC Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” has the meaning specified in Section 6.10.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 1).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, however, “Swap Contracts” shall not include any equity based derivative or similar transaction whether documented pursuant to a Master Agreement or otherwise.
“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Third Amendment Effective Date” means April 30, 2018.
“Third Amendment Fee Letter” means the Fee Letter dated April 30, 2018, among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of Texas.
“United States” means the United States of America.

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(b)	Section 1.01 of the Credit Agreement. The Definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding at the end thereof the following:
“Notwithstanding anything to the contrary herein, as of the Third Amendment Effective Date, the Applicable Rate shall be based upon Rating Level 5 and shall continue to be based upon Rating Level 5 for one hundred eighty (180) days following the Third Amendment Effective Date and thereafter the Applicable Rate shall be based upon the Moody’s Rating and the S&P Rating as set forth in the table above.”

(c)
Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Credit Documents” in its entirety and substituting in lieu thereof the following:

“Credit Documents” means this Agreement, the Notes, the Fee Letters, the Collateral Documents, and each other agreement, instrument or document executed by the Borrower or any Guarantor at any time in connection with this Agreement.”

(d)
Section 1.01 of the Credit Agreement. The Definition of “Permitted Liens” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (h), (ii) deleting the period at the end of clause (i) and substituting a semicolon in lieu thereof, and (iii) adding at the end thereof the following:

“(j)	Liens granted pursuant to the terms of the Credit Documents;

(k)
Liens granted in cash collateral (including any associated deposit or securities accounts) to secure obligations incurred in connection with the issuance of letters of credit, bank guaranties, bankers acceptances and similar instruments; or

(l)
Liens granted in Principal Properties to secure obligations incurred in connection with Sale-Leaseback Transactions otherwise permitted to be consummated in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, no Loan Party or any of its Subsidiaries shall create, assume, incur or suffer to exist, any Lien on or in respect of any of its Intellectual Property or any of its Principal Properties, in each case, except as permitted under this Agreement.”

(e)
Section 1.01 of the Credit Agreement. The Definition of “Fee Letters” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

“Fee Letters” means, collectively, the Bank of America Fee Letter, the JPMCB Fee Letter, the Wells Fargo Fee Letter, the Upfront Fee Letter and the Third Amendment Fee Letter.”

(f)	Section 1.03 of the Credit Agreement. Section 1.03 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:
“Without limiting the foregoing, leases shall continue to be, for all purposes of this Agreement, classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower last delivered to the Administrative Agent prior to the Third Amendment Effective Date, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.”

(g)	Article IV of the Credit Agreement. Article IV of the Credit Agreement is hereby amended by adding the following new Section 4.11 at the end thereof:
“4.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time of the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally,

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absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4.11 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

(h)	Article V of the Credit Agreement. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.16 at the end thereof:
“5.16    Use of Plan Assets. Each Loan Party represents and warrants as of the Third Amendment Effective Date that each such Loan Party is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances or Commitments.

(i)	Section 6.09 of the Credit Agreement. Section 6.09 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:
“The foregoing notwithstanding, in no event shall any Subsidiary that is a Real Property Holding Company be required to execute and deliver a Guarantor Joinder, or otherwise guaranty or grant collateral security in respect of the Obligations.”

(j)	Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.10 at the end thereof:
“6.10    Collateral Requirement. Within 45 days (or such longer period of time agreed to by the Administrative Agent in writing in its sole discretion) of the Third Amendment Effective Date, each Loan Party shall grant a perfected first-priority security interest and continuing Lien (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, on all of its Collateral to secure the Obligations by delivering to the Administrative Agent a customary security agreement, in form and substance reasonably satisfactory to the Administrative Agent (together with each other security agreement and security agreement supplement, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(a)
proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the other Collateral Documents, covering the Collateral described in the Security Agreement and the other Collateral Documents; and

(b)	favorable opinions of counsel to the Loan Parties covering items customary for transactions contemplated by this Section 6.10.
Each Loan Party, at the sole cost and expense of the Loan Parties, shall promptly upon request by the Administrative Agent, or any Bank through the Administrative Agent, (a) correct any defect or error that may be discovered in any Collateral Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Bank through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the provisions of the Collateral Documents, (ii) to the fullest extent permitted by applicable law, subject the Collateral to the Liens in favor of the Administrative Agent (on behalf

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of the Secured Parties), (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens (subject to Permitted Liens) created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent (on behalf of the Secured Parties) the rights now or hereafter granted to the Secured Parties under any Collateral Document or under any other instrument executed in connection with any Collateral Document to which any Loan Party is a party.

(k)	Section 7.02 of the Credit Agreement. Section 7.02 of the Credit Agreement is hereby amended by adding the following at the end thereof:
“For the avoidance of doubt, no Loan Party or any of its Subsidiaries shall create, assume, incur or suffer to exist, any Lien on or in respect of any of its Intellectual Property or any of its Principal Property, in each case, except as permitted under this Agreement.”

(l)	Section 7.03 of the Credit Agreement. Section 7.03 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety and substituting the following in lieu thereof:
“(b) sell, lease or otherwise transfer any of their assets; provided that the Borrower, the Guarantors or any of their Subsidiaries may sell, lease or otherwise transfer assets (i) in the ordinary course of business, (ii) to the Borrower, any Guarantor or, so long as no Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such sale, lease or transfer, any Subsidiaries, (iii) in connection with a Sale-Leaseback Transaction otherwise permitted by Section 7.03(c) of this Agreement, and (iv) in any other case, so long as the aggregate book value of all such assets sold, leased or transferred in reliance upon this clause (iv) (and, for the avoidance of doubt, without giving effect to any transfers permissibly consummated in reliance upon the prior clauses (i), (ii), or (iii)) shall not exceed fifteen percent (15%) of the Consolidated total assets of the Borrower as of the Second Amendment Effective Date for the term of this Agreement; provided, further, that no sale, lease or transfer consummated in reliance upon the prior clause (iii) or (iv) will be permitted pursuant to this Section 7.03(b) if a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such sale, lease or transfer; or”

(m)	Section 7.03 of the Credit Agreement. Section 7.03 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and substituting in lieu thereof the following:
“(c)    enter into any agreement or arrangement with any other Person providing for the sale or transfer by any Loan Party or any of its Subsidiaries of real or personal property to such Person and the leasing back of such property from such other Person or any other Person to or from whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any of its Subsidiaries (such transactions, “Sale-Leaseback Transactions”); provided that the Borrower, the Guarantors or any of their Subsidiaries may enter into and consummate (i) Sale-Leaseback Transactions between the Borrower and a Subsidiary or between Subsidiaries, (ii) prior to the Third Amendment Effective Date, up to $150,000,000 in Sale-Leaseback Transactions, and (iii) on and after the Third Amendment Effective Date, an aggregate of up to $450,000,000 (plus such additional amounts representing obligations incurred in connection with fees, costs and expenses incurred in connection with the consummation of the subject Sale-Leaseback Transactions) of Sale-Leaseback Transactions during the term of this Agreement, so long as after giving effect thereto the Borrower is in compliance on a pro forma basis with the Debt to Cash Flow Ratio covenant in Section 7.01(b); provided, further, that no Sale-Leaseback Transaction will be permitted pursuant to this Section 7.03(c) if a Default or an event which, with the giving of notice, the lapse of time or both, would constitute a Default, shall have occurred and is continuing at the time of, or result from, any such Sale-Leaseback Transaction.”

(n)	Section 7.04 of the Credit Agreement. Section 7.04 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

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“7.04 Agreements to Restrict Dividends, Certain Transfers and Liens. Neither the Borrower nor the Guarantors will enter into or suffer to exist, or permit any Significant Subsidiary to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of the Borrower, any Guarantor or any Significant Subsidiary, as the case may be, (a) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Borrower, a Guarantor or to any Significant Subsidiary, (b) to make loans or advances to the Borrower, a Guarantor or any Significant Subsidiary, (c) to guarantee the Debt of the Borrower, or (d) to create, incur, assume or suffer to exist Liens on property of such Person, provided, however, that (1) this clause (d) shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of obligations permitted hereunder secured by liens of the type under clauses (d), (h), (i), (k) or (l) of the definition of Permitted Liens but solely to the extent any such negative pledge relates to the property that constitutes security for the obligations secured thereby (other than with respect to this clause (d)(i), any such negative pledge that restricts any Liens on any Intellectual Property or any Principal Property, in each case, except as otherwise permitted by this Agreement), (ii) customary anti-assignment provisions contained in any lease, license or other contract, and (iii) those encumbrances and restrictions existing on the Second Amendment Effective Date and described on Schedule IV and those now or hereafter existing that are not more restrictive in any respect than such encumbrances and restrictions described on Schedule IV, and (2) the foregoing shall not prohibit (A) restrictions applicable to assets subject to an agreement for the sale or disposition of such assets, to the extent such disposition is permitted by this Agreement or is conditioned on the receipt of an amendment or consent in respect thereof, and (B) customary encumbrances and restrictions set forth in definitive documentation governing Sale-Leaseback Transactions, so long as the Borrower in good faith determines that such encumbrances and restrictions will not impair the ability of the Borrower to make principal or interest payments on the Obligations.”

(o)
Section 7.09 of the Credit Agreement. Section 7.09 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of clause (iv) thereof, substituting a comma in lieu thereof, deleting the period appearing at the end of clause (v) thereof, and substituting the following in lieu thereof:

“, and (vi) Debt of Real Property Holdings Companies incurred in connection with Sale-Leaseback Transactions otherwise permitted to be consummated in accordance with Section 7.03(c) of this Agreement.”

(p)	Section 7.10 of the Credit Agreement. Section 7.10 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and substituting in lieu thereof the following:
“(c)    the Borrower may make and declare (i) regularly scheduled, board approved, dividend payments in amounts up to (A) $75,000,000 during its fiscal year ended June 28, 2017 and (B) $82,500,000 during its fiscal year ended June 27, 2018 and during each fiscal year thereafter; (ii) additional Restricted Payments in an amount of up to $125,000,000 during each fiscal year; (iii) additional Restricted Payments in an aggregate amount of up to $250,000,000 during the term of this Agreement; and (iv) any Restricted Payments in unlimited amounts, so long as after giving effect to the Restricted Payments (and any related Borrowing or other incurrence of Debt) the Debt to Cash Flow Ratio is equal to or less than 3.75 to 1.00 on a pro forma basis as of the last fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with the terms hereof.”

(q)	Article VIII of the Credit Agreement. Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.02 at the end thereof:
“8.02    Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Advances have automatically become immediately due and payable as set forth in the proviso to Section 8.01), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including (i) fees, charges and disbursements of counsel to the

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Administrative Agent, to the extent payable pursuant to Section 10.04 hereof, and (ii) amounts payable under Article II) due and payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and commitment fees) due and payable to the Banks (including (i) fees, charges and disbursements of counsel to the respective Banks arising under the Credit Documents, to the extent payable pursuant to Section 10.04 hereof, and (ii) amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting unpaid commitment fees and interest, ratably among the Banks in respect of the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements and Secured Bilateral Letters of Credit, ratably among the Banks, the Hedge Banks, the Cash Management Banks, and the LOC Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by laws.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, and the Secured Bilateral Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or LOC Bank as the case may be. Each Cash Management Bank, Hedge Bank or LOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Bank” party hereto. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.02.”

(r)	Section 9.01 of the Credit Agreement. Section 9.01 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:
“(c)    The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Banks (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank, and a potential LOC Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.01(b) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.”

(s)	Article IX of the Credit Agreement. Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.09, Section 9.10 and Section 9.11 at the end thereof:

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“9.09    Collateral Matters. Each Bank (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank, and a potential LOC Bank) irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Banks;

(b)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (g) or (i) in the definition of Permitted Liens; and

(c)
upon request by the Administrative Agent at any time, the Majority Banks will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.09.”

“9.10	No Bank is an Employee Benefit Plan.

(a)
Each Bank, (x) represents and warrants, as of the date such Person became a Bank hereunder, to, and (y) covenants, from the date such Person becomes a Bank hereunder, from the date such Person becomes a Bank hereunder to the date such Person ceases being a Bank party to this Agreement, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)	such Bank is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances or Commitments;

(ii)
the transaction exemption set forth in one or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement;

(iii)
(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement; or

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(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)
In addition, unless clause (a)(i) above is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in clause (a)(iv) above, such Bank further (x) represents and warrants, as of the date such Person becomes a Bank hereunder, to, and (y) covenants, from the date such Person becomes a Bank hereunder, to the date such Person ceases being a Bank party to this Agreement, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)
none of the Administrative Agent or Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);

(ii)
the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)
the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv)
the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Advances, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)
no fee or other compensation is being paid directly to the Administrative Agent or the Joints Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Commitments or this Agreement.

The Administrative Agent and the Joint Lead Arrangers hereby informs the Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, the Commitments for an amount less than the amount being paid for an interest in the Advances, the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

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“9.11    Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Bilateral Letters of Credit. Except as otherwise expressly set forth herein, no Cash Management Bank, Hedge Bank, or LOC Bank that obtains the benefits of Section 8.02, any guaranty or any Collateral by virtue of the provisions hereof or of any guaranty by any Guarantor or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Bank and, in such case, only to the extent expressly provided in the Credit Documents. Subject to the next sentence but notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, or Secured Bilateral Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, LOC Bank or the Borrower, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Bilateral Letters of Credit upon termination of the Total Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Bilateral Letters of Credit). Each Cash Management Bank, Hedge Bank and LOC Bank acknowledges and agrees that the Liens and guarantees under the Credit Documents shall be released at such time as the Obligations, excluding those under the Secured Cash Management Agreements, Secured Hedge Agreements and Secured Bilateral Letters of Credit, are repaid in full.”

(a)	Section 9.12 of the Credit Agreement. Section 9.12 of the Credit Agreement is hereby amended by deleting clause (f) in its entirety and substituting in lieu thereof the following:
“(f) release all or substantially all of the Guarantors or release all or substantially all of the Collateral without the consent of each Bank, or (g) amend this Section 9.12 without the consent of each Bank.”

(b)
Other Credit Documents. From and after the Third Amendment Effective Date, each reference to the Existing Credit Agreement in any Credit Document shall be a reference to the Existing Credit Agreement, as amended by this Amendment, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

Section 3.    Conditions of Effectiveness. This Amendment shall become effective on the date each of the following conditions shall have been satisfied (such date, the “Third Amendment Effective Date”):

(a)
Documentation. The Administrative Agent shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Consenting Banks, and in sufficient copies for each Bank.

(b)	Certification. The Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Financial Officer, certifying that:

(i)	no event or events which have or would reasonably be expected to have a Material Adverse Effect shall have occurred since June 28, 2017;

(ii)	no Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing on and as of the Third Amendment Effective Date;

(iii)	the representations and warranties contained in Section 6 hereof shall be true and correct on and as of the Third Amendment Effective Date; and

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(iv)
no legal or regulatory action or proceeding shall have commenced and be continuing against the Borrower or any of its Subsidiaries since June 28, 2017, which has, or would reasonably be expected to have, a Material Adverse Effect.

(c)
Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Bank that has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 5:00 p.m. Eastern Time on April 27, 2018 (the “Deadline”), a fee equal to 0.125% of such Bank’s undrawn Commitment and amount of outstanding Advances on the Third Amendment Effective Date (such fees, the “Consent Fees”). The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent. Once paid, no Consent Fees shall be refundable under any circumstances. For the avoidance of doubt, no Consent Fee shall be payable to any Bank that does not consent to this Amendment prior to the Deadline.

(d)
Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date pursuant to the Third Amendment Fee Letter, including all fees, charges and disbursements required to be paid or reimbursed by the Borrower pursuant to Section 8 hereof (which fees, charges and disbursements of counsel and such other out of pocket fees and expenses shall be limited to those for which invoices have been submitted on or prior to the Third Amendment Effective Date (provided, however, nothing herein shall preclude any post-closing settlement of such fees, charges, disbursements, costs and expenses to the extent not so invoiced)).

Section 4.    Additional Guarantor. Within thirty (30) days of the Third Amendment Effective Date, or such longer period of time in the sole discretion of the Administrative Agent, the Borrower will cause Brinker International Payroll Company, L.P., a Delaware limited partnership (“Brinker Payroll”) to guaranty the obligations of the Borrower hereunder by entering into a Guarantor Joinder and delivering to the Administrative Agent customary documentation including, without limitation, (a) a certificate of the Secretary or an Assistant Secretary of Brinker Payroll (or its general partner, as applicable) certifying (i) Brinker Payroll’s certificate of formation and agreement of limited partnership, (ii) the names and true signatures of the officers of Brinker Payroll (or its general partner, as applicable) authorized to sign the Guarantor Joinder and (iii) that a true, correct and complete copy of the resolutions of the governing body of Brinker Payroll authorizing the making and performance of the Guarantor Joinder and its Security Agreement by Brinker Payroll is attached hereto and that such resolutions are in full force and effect, (b) a favorable opinion of Gibson Dunn & Crutcher LLP, legal counsel for Brinker Payroll covering items customary for transactions of this type, and (c) a certificate from the Secretary of State of the State of Delaware as to the existence and good standing of Brinker Payroll.
Section 5.    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects its guaranty in Article IV of the Credit Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such guaranty against such Guarantor in accordance with its terms.
Section 6.    Representations and Warranties of the Borrower and the Guarantors. In order to induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower and each Guarantor represents and warrants as follows:

(a)
The execution, delivery and performance by the Borrower and each Guarantor of its obligations in connection with this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of the Borrower or the Guarantor, (ii) contravene any applicable law which is applicable to the Borrower or such Guarantor, or (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which the Borrower or such Guarantor is a party, by which it or any of its properties is bound or to which it is subject, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.

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(b)
The Borrower and each Guarantor has taken all necessary corporate action to execute, deliver and perform this Amendment and has validly executed and delivered this Amendment. This Amendment constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)
No material consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower or each Guarantor of this Amendment, except (i) such as have been obtained or made and are in full force and effect, (ii) such filings as may be required in connection with the Borrower’s obligations under the Exchange Act, and (iii) that the Borrower shall be required to cause Brinker Payroll to guaranty the Borrower’s 5.0% senior notes due 2024.

(d)
As of the Third Amendment Effective Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except for those representations and warranties that have a material qualifier, in which case those representations and warranties shall be true and correct in all respects) as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(e)	No Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall exist after giving effect to this Amendment.
Section 7.    Reference to and Effect on the Credit Documents. On the Third Amendment Effective Date and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a Credit Document.

(a)
The Existing Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect according to their respective terms and are hereby in all respects ratified and confirmed. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Existing Credit Agreement, the other Credit Documents or the indebtedness or any other obligation of the Borrower and the Guarantors described therein and shall not, in any case, affect, diminish or abrogate the Borrower’s or any Guarantor’s liability under the Credit Agreement or any other Credit Document.

(b)
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of, consent to a departure from, or modification of any other term, covenant, provision or condition set forth in any of the Credit Documents.

Section 8.    Bank Consent. For purposes of determining compliance with the conditions specified in Section 3, each Bank that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Third Amendment Effective Date specifying its objection thereto.
Section 9.    Costs and Expenses. On or prior to the Third Amendment Effective Date, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

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Section 10.    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas (except that Chapter 346 of the Texas Finance Code, which regulates certain revolving credit loan accounts, shall not apply to this Amendment or any other Credit Document).
Section 12.    Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.
Section 13.    Entire Agreement. This Amendment and the other Credit Documents (the “Relevant Documents”) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
BRINKER INTERNATIONAL, INC.

By:
Name:     Joe Taylor

Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:
BRINKER RESTAURANT CORPORATION

By:
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary
BRINKER FLORIDA, INC.

By:
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary
BRINKER TEXAS, INC.

By:
Name:     Daniel Fuller

Title:	Vice President, Treasurer and Assistant Secretary

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

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BANKS:

BANK OF AMERICA, N.A.

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A. By:__________________________ Name: Title:

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WELLS FARGO BANK, N.A. By:__________________________ Name: Title:

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MUFG BANK, LTD. By:__________________________ Name: Title:

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SUNTRUST BANK By:__________________________ Name: Title:

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U.S. BANK NATIONAL ASSOCIATION By:__________________________ Name: Title:

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BARCLAYS BANK PLC By:__________________________ Name: Title:

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REGIONS BANK By:__________________________ Name: Title:

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COMPASS BANK By:__________________________ Name: Title:

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ASSOCIATED BANK NATIONAL ASSOCIATION By:__________________________ Name: Title:

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